Exhibit 32.1

Certification Pursuant to Section 1350 Certification

In connection with the annual report of Dixie Foods International, Inc. (the “Company”) on Form 10-Q for the quarter ended November 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Robert  E. Jordan, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 29, 2011	By: /s/ Robert E. Jordan
Robert E. Jordan, President (Principal Executive Officer and Principal Accounting Officer)